Exhibit 99.1

Radyne Agrees to be Acquired in All-Cash Transaction

—    Comtech Telecommunications Corp to pay $11.50 per share

—    Radyne cancels previously scheduled earnings call

PHOENIX – May 12, 2008—Radyne Corporation (NASDAQ: RADN) announced the signing of a definitive merger agreement with Comtech Telecommunications Corp (NASDAQ: CMTL) pursuant to which Comtech has agreed to acquire Radyne in an all-cash transaction.

Under the terms of the merger agreement, unanimously approved by both companies’ Boards of Directors, Comtech will make a first step cash tender offer at $11.50 per share, which represents a premium of approximately 33.0% over Radyne’s average closing price over the last ninety trading days. Once the first step cash tender offer is completed, it will be followed by a merger at the same price. The acquisition has a transaction equity value of approximately $223.6 million and an enterprise value of $195.0 million. As of March 31, 2008, Radyne had cash and cash equivalents of $28.7 million.

The first step cash tender offer is expected to commence later this month and is subject to customary terms and conditions, including the purchase of a minimum of a majority of Radyne’s shares on a fully diluted basis and regulatory clearance. Financing is not a condition to the closing of the tender offer or merger. Radyne and Comtech will provide their expectations of the timing of the transaction close once the first step tender offer is completed.

Myron Wagner, Chief Executive Officer of Radyne, said, “This strategic combination makes sense for both companies and I firmly believe it is the right step at the right time for all of Radyne’s stakeholders. Our shareholders will benefit from a significant premium to Radyne’s stock price, our customers will benefit from greater resources and product offerings, and our employees will benefit from being part of a larger, more diversified company. I look forward to working with Comtech’s management team during the integration period.”

Fred Kornberg, President and Chief Executive Officer of Comtech, said, “We are pleased to have reached this agreement with Radyne and believe that this combination is beneficial to the stakeholders of both companies. Acquiring Radyne offers a unique opportunity to unite our companies’ resources to develop and bring to market innovative, new products that can increase our customers’ return on investment and reduce operating costs. We are very excited about the future prospects of the combined company and we look forward to welcoming Radyne’s talented and dedicated employees to the Comtech team.”

Mr. Kornberg and Mr. Wagner jointly stated, “We intend to maintain a sharp focus on our customers’ needs as we integrate Radyne’s business into Comtech. We plan no interruptions in any scheduled or committed rollouts from either company, and we intend to continue to support all existing Comtech and Radyne products and services. We anticipate honoring all existing agreements with customers, VARs, distributors, OEMs and other strategic partners.”

Radyne Q1 Earnings Conference Call Cancelled

As a result of this announcement Radyne’s earnings conference call originally scheduled for Monday, May 12, 2008 at 8:30 AM ET has been cancelled. Complete financial results for the first quarter ended March 31, 2008 are available in the Company’s Form 10-Q which was filed with the Securities and Exchange Commission on Friday, May 9, 2008.

Comtech Special Transaction Conference Call

Comtech management will discuss the transaction on a conference call Monday, May 12, at 8:30 AM ET. To listen to the conference call, please dial (719) 325-4854 (international) or (877) 591-4954 (domestic). The conference call ID number is 4409538. A live web cast of the call will be available to all interested parties on Comtech’s web site at www.comtechtel.com (under “Investor Relations”). A replay of the conference call will be available for seven days by dialing (719) 457-0820 (international) and (888) 203-1112 (domestic). The conference call ID number for the replay is 4409538. A separate special investor presentation and question and answer document relating to the acquisition will be available at www.comtechtel.com

Needham & Company, LLC is acting as financial advisor to Radyne and provided a fairness opinion to Radyne’s Board of Directors. DLA Piper is acting as Radyne’s legal counsel. Banc of America Securities LLC is serving as financial advisor to Comtech. Skadden, Arps, Slate, Meagher & Flom LLP and Proskauer Rose LLP are acting as Comtech’s legal counsel.

About Radyne Corporation

Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, troposcatter, microwave and cable communication networks. The Company sells under four brands:

•	Radyne builds satellite modems, converters and switches,

•	Xicom Technology produces high power amplifiers,

•	AeroAstro is a leader in microsatellite systems, components, and advanced communications technologies,

•	Tiernan supplies HDTV and SDTV encoding and transmission equipment.

Radyne is headquartered in Phoenix, Arizona, with additional offices in Santa Clara and San Diego, California, Ashburn, Virginia and Littleton, Colorado. In addition, the Company has sales offices in Singapore, Beijing, Jakarta and the United Kingdom. For more information, visit our web site at www.radn.com.

About Comtech Telecommunications Corp.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a leader in the market segments that it serves.

Additional Information

The tender offer for the outstanding common stock of Radyne Corporation referred to in this press release has not yet commenced. This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Radyne common stock will be made pursuant to an offer to purchase and related materials that Comtech Telecommunications Corp. and Comtech TA Corporation intend to file with the Securities and Exchange Commission. At the time the tender offer is commenced, Comtech Telecommunications Corp. and Comtech TA Corporation will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, and thereafter Radyne will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE RELATED SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY BEFORE MAKING ANY DECISIONS WITH RESPECT TO THE TENDER OFFER. When available, these materials (and all other materials filed by Radyne and Comtech Telecommunications with the Securities and Exchange Commission with respect to the tender offer) will be available free of charge from the Securities and Exchange Commission at its website at http://www.sec.gov and also from Radyne at the Investors area of its website at http://investors.radn.com or by directing a request to Investor Relations of Radyne Corporation at 3138 East Elwood, Phoenix, AZ 85034

Safe Harbor Paragraph for Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”) and Radyne claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Forward-looking statements include: the expected benefits and costs of the transaction; management plans relating to the transaction; the anticipated timing of filings and approvals relating to the acquisition, including approvals under Hart-Scott-Rodino and other foreign competition approvals; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, any projections of earnings, revenues, synergies, accretion, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

Other risks, uncertainties and assumptions include: risks related to the timing or ultimate completion of the transaction, including the possible loss of customers and employees as a result of the announcement of the transaction, which could leave Radyne in a weaker competitive position if the transaction is not ultimately completed; and other Risk Factors and cautionary statements made in Radyne Corporation’s Annual Report on Form 10-K for the period ended December 31, 2007.

Accordingly, no assurances can be given as to whether the transaction will be completed or if any of the other events anticipated by the forward-looking statements will occur or what impact they will have. Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements.

Contact: Malcolm Persen, Chief Financial Officer, 602.437.9620

RADN-PR